Exhibit 99.1

Cheetah Net Supply Chain Service Inc. Announces Third Quarter 2024 Results and Provides Corporate Update

IRVINE, November 13, 2024 (GLOBE NEWSWIRE) – Cheetah Net Supply Chain Service Inc. (“Cheetah” or the “Company”) (Nasdaq CM: CTNT), a provider of warehousing and logistics, today reported results for the quarter ended September 30, 2024 and provided a corporate update.

Recent Highlights*

•	On July 23, 2024, the Company relocated its headquarters from Charlotte, NC to Irvine, CA, in order to implement its business model transformation, be closer to the important Southern California market, take advantage of the region’s well-developed infrastructure and logistics networks, capitalize on the area’s large consumer presence, and gain access to California’s skilled labor force.

•	On July 26, 2024, the Company closed a public offering of 404,979 shares of its Class A common stock at an offering price of $3.68 per share, pursuant to an effective registration statement on Form S-1 (SEC File No. 333-280743), which was filed with the U.S. Securities and Exchange Commission on July 10, 2024 and declared effective on July 15, 2024, generating net proceeds of $1.1 million after deducting underwriting discounts and other related expenses. The Company intends to use the net proceeds for working capital and general corporate purposes.

•	On August 16, 2024, the Company’s board of directors (the “Board”) approved the adoption of the Company’s Amended and Restated 2024 Stock Incentive Plan (the “Plan”). Subsequently, on September 30, 2024, the Company’s stockholders approved the Plan and the compensation committee of the Board granted stock awards of 118,750 shares of Class A common stock and 31,250 shares of Class B common stock. Share-based compensation expenses of $261,666 were recognized during the quarter ended September 30, 2024.

•	At a special stockholders’ meeting held on September 30, 2024, the Company’s stockholders approved the Company’s Fourth Amended and Restated Articles of Incorporation to authorize a reverse stock split. Subsequently, on October 7, 2024, the Board approved the a reverse stock split of the Company’s common stock at a ratio of 1-for-16 (the “Reverse Stock Split”). The Reverse Stock Split took effect on October 21, 2024. Starting on October 24, 2024, the Company’s Class A common stock began trading on the Nasdaq Capital Market on a post-split basis.

*All share numbers are retrospectively adjusted for the Reverse Stock Split.

Tony Liu, Cheetah’s Chairman and CEO commented, “Since the second quarter of this year, the Company has been undergoing a business transformation from the previous parallel-import vehicle business, which had shrunk substantially due to the deteriorating Chinese macroeconomy conditions since the second half of 2022, to the logistics and warehousing business, which utilizes more the international trade flows between the PRC and U.S. markets. Additionally, our headquarters relocation to Irvine, CA will enable a stronger management focus on our new business line due to Irvine’s proximity to the important ports of Los Angeles and Long Beach. Management will continue to take initiatives to seek out new business opportunities. While we believe that tangible results of these efforts may not be apparent for several quarters, we have confidence that we are positioning the Company for substantial future growth in this business.”

Third Quarter 2024 Financial Results

During the third quarter of 2024, the Company generated $61,208 in revenue from its logistics and warehousing operations, with no revenue from its parallel-import vehicle business. Compared to the Company’s total revenue of $10.0 million for the same period in 2023, this represented a decrease of $9.9 million, or 99.4%. The decline was primarily driven by the continued downturn in the Company’s parallel-import vehicle business.

Cheetah Net Supply Chain Service Inc.

·(949)-418 7804 ·8707 Research Drive, Irvine, CA 92618

Gross profit from the combined business segments in the third quarter of 2024 decreased by approximately $1.1 million, or 97.4%, compared to the third quarter of 2023. As a percentage of revenue, the gross margin increased from 11.6% for the three months ended September 30, 2023, to 48.8% for the three months ended September 30, 2024.

General and administrative expenses were $1.1 million for the three months ended September 30, 2024, which increased by $0.6 million, or 108.0%, from $0.5 million for the three months ended September 30, 2023, primarily due to increases in (i) personnel-related expenses and rental expenses to support the newly launched logistics and warehousing segment, (ii) recurring expenses associated with new business lines, aligning with the Company’s strategic shift towards logistics and warehousing, (iii) depreciation and amortization expenses, primarily due to the acquisition of new fixed assets and additional intangible assets from the acquisition of Edward Transit Express Group Inc. (“Edward”); and (iv) insurance expenses due to higher costs associated with directors and officers insurance.

Allowance of credit loss of accounts receivable was $1.1 million as compared to nil for the three months ended September 30, 2024 and 2023, respectively. During the three months ended September 30, 2024, the Company assessed the collection of aged accounts receivable related to parallel-import vehicles business and made $1.1 million of allowance of credit loss on accounts overdue by 210 days. Management will continue to review the accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances.

Share-based compensation expenses was $0.3 million for the three months ended September 30, 2024, as compared to nil for the three months ended September 30, 2023.

Net loss was $1.8 million for the three months ended September 30, 2024, compared with net income of $0.1 million for the same period 2023.

Nine Months 2024 Financial Results

Revenues for the nine months ended September 30, 2024 were $1.9 million, compared to $32.5 million for the same period in 2023, representing a decrease of $30.6 million, or 94.3%. This decrease was primarily due to the continued decline in the Company’s parallel-import vehicle business. Since the acquisition of Edward, the Company generated revenue of $231,605 from its logistics and warehousing business, representing approximately 12.4% of its total revenues for the nine months ended September 30, 2024.

Gross profit decreased by approximately $3.5 million, or 97.5%, to $87,348 during the nine months ended September 30, 2024 from $8.9 million for the same period in 2023, primarily in line with the decreased sales of parallel-import vehicles. As a percentage of revenues, gross margin was 11.0% for the nine months ended September 30, 2024, compared to 4.7% for the same period in 2023.

Selling expenses decreased to approximately $0.1 million for the nine months ended September 30, 2024, from $0.6 million for the nine months ended September 30, 2023. This decrease was the result of the contraction in vehicle sales volume that naturally led to a reduction in associated selling activities, reflecting current market demand dynamics. Selling expenses as a percentage of revenue was 6.3% and 1.9% for the nine months ended September 30, 2024 and 2023, respectively. General and administrative expenses increased by $1.0 million, or 63.2%, to $2.7 million for the nine months ended September 30, 2024 from $1.7 million for the nine months ended September 30, 2023, primarily due to (i) an increase in personnel-related expenses by approximately $0.4 million, which was attributed to the hiring of additional staff to support the newly launched logistics and warehousing segment, (ii) an increase of $0.1 million in rental and leases following the acquisition of Edward with the addition of a new office workspace in California, (iii) an increase of $0.1 million in recruiting expenses associated with the development of new business lines, aligning with the Company’s strategic shift towards logistics and warehousing, (iv) an increase of $0.1 million in depreciation and amortization expenses, primarily due to the acquisition of new fixed assets and additional intangible assets; (v) an increase of $0.2 million in insurance expenses due to higher costs associated with directors and officers insurance, and (vi) an increase of $0.1 million in other miscellaneous general and administration expenses during the nine months ended September 30, 2024.

Cheetah Net Supply Chain Service Inc.

·(949)-418 7804 ·8707 Research Drive, Irvine, CA 92618

Allowance of credit loss of accounts receivable was $1.1 million for the nine months ended September 30, 2024, compared to nil for the nine months ended September 30, 2023. During the nine months ended September 30, 2024, the Company assessed the collection of aged accounts receivable related to parallel-import vehicles business and made $1.1 million of allowance of credit loss on accounts overdue by 210 days. Management will continue to review the accounts receivable on a periodic basis and make general and specific allowances when there is doubt as to the collectability of individual balances.

Share-based compensation expenses was $0.3 million for the nine months ended September 30, 2024, as compared to nil for the nine months ended September 30, 2023.

Interest expenses decreased by approximately $1.0 million, or 89.2%, to approximately $0.1 million for the nine months ended September 30, 2024, from $1.1 million for the nine months ended September 30, 2023, primarily due to (i) significant declines in inventory financing, LC financing, and line of credit financing activities as the result of continuing reduction in vehicle sales and a decline in the need for such financing for parallel-import vehicles operation, and (ii) the Company’s paying down debts in line of credit financing and line of credits, using the capital infusion from its initial public offering in August 2023 and the follow-on offerings in May and July 2024.

Net loss was $3.0 million for the nine months ended September 30, 2024, compared with net income of $0.2 million for the same period of last year.

Liquidity and Cash Flow

As of September 30, 2024, the Company had cash and cash equivalents of $5.3 million and its working capital amounted to approximately $11.6 million, consisting of $12.4 million of current assets less $0.8 million of current liabilities, including $0.4 million of operating lease liabilities, $0.3 million of other payables, and $0.1 million of other current liabilities.

The Company also reported cash provided by operating activities of $0.6 million for the nine months ended September 30, 2024, and total stockholders’ equity of $14.0 million as of September 30, 2024.

The Company’s working capital cushion is supported by its financing activities and its ability to borrow under its existing credit facilities.

The Company is working to further improve its liquidity and capital sources primarily by generating cash from operations, debt financing, and, if needed, financial support from its principal stockholder. If necessary to fully implement its business plan and sustain continued growth, the Company may seek additional equity financing from outside investors. Based on the current operating plan, management believes that the aforementioned measures collectively will provide sufficient liquidity to meet the Company’s future liquidity and capital requirements for at least 12 months from the issuance date of its consolidated financial statements.

Forward-Looking Statements

This press release contains certain forward-looking statements, including statements that are predictive in nature. Forward-looking statements are based on the Company’s current expectations and assumptions. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. These statements may be identified by the use of forward-looking expressions, including, but not limited to, “anticipate,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in the Company’s filings with the U.S. Securities and Exchange Commission, including its registration statement on Form S-1, as amended, under the caption “Risk Factors.”

Cheetah Net Supply Chain Service Inc.

·(949)-418 7804 ·8707 Research Drive, Irvine, CA 92618

For more information, please contact:

Cheetah Net Supply Chain Service Inc.

Investor Relations

(949) 418 7804
ir@cheetah-net.com

Cheetah Net Supply Chain Service Inc.

·(949)-418 7804 ·8707 Research Drive, Irvine, CA 92618

CHEETAH NET SUPPLY CHAIN SERVICE INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
REVENUES
Parallel-import Vehicles	$—	10,038,246	$1,631,248	32,475,714
Logistics and Warehousing	61,208	—	231,605	—
Total Revenues	61,208	10,038,246	1,862,853	32,475,714

COST OF REVENUES
Cost of vehicles	—	8,365,730	1,515,270	27,190,224
Fulfillment expenses	—	505,156	140,798	1,722,704
Ocean freight service cost	31,339	—	119,437	—
Total cost of revenues	31,339	8,870,886	1,775,505	28,912,928

GROSS PROFIT	29,869	1,167,360	87,348	3,562,786

OPERATING EXPENSES
Selling expenses	19,557	184,061	117,819	603,184
General and administrative expenses	1,102,454	530,089	2,735,450	1,676,559
Allowance of credit loss of accounts receivable	1,095,094	—	1,095,094	—
Share-based compensation expenses	261,666	—	261,666	—
Total operating expenses	2,478,771	714,150	4,210,029	2,279,743

(LOSS) INCOME FROM OPERATIONS	(2,448,902)	453,210	(4,122,681)	1,283,043

OTHER INCOME (EXPENSES)
Interest income	88,459	107	145,631	4,009
Interest expenses	(14,865)	(286,197)	(113,830)	(1,058,111)
Other income	36	—	809	—
OTHER INCOME (EXPENSES), NET	73,630	(286,090)	32,610	(1,054,102)

(LOSS) INCOME BEFORE PROVISION FOR INCOME TAXES	(2,375,272)	167,120	(4,090,071)	228,941

Income tax (benefits) provision	(559,980)	44,217	(1,052,969)	58,226

NET (LOSS) INCOME	$(1,815,292)	$122,903	$(3,037,102)	$170,715

(Loss) Earnings per share - basic and diluted*	$(1.06)	$0.11	$(1.78)	$0.16
Weighted average shares - basic and diluted*	1,709,610	1,091,727	1,709,610	1,058,509

Cheetah Net Supply Chain Service Inc.

·(949)-418 7804 ·8707 Research Drive, Irvine, CA 92618

* Retrospectively adjusted for the Reverse Stock Split.

CHEETAH NET SUPPLY CHAIN SERVICE INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS DATA

	September 30,	December 31,
	2024	2023
ASSETS	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$5,287,376	$432,998
Accounts receivable, net	3,291,450	6,494,695
Loans receivable	3,058,295	672,500
Inventory	—	1,515,270
TOTAL CURRENT ASSETS	12,418,881	9,820,537
TOTAL ASSETS	$16,828,155	$10,059,265

TOTAL CURRENT LIABILITIES	835,885	2,358,791

TOTAL LIABILITIES	2,874,412	3,154,637

TOTAL STOCKHOLDERS’ EQUITY*	13,953,743	6,904,628

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY*	$16,828,155	$10,059,265

* Retrospectively adjusted for the Reverse Stock Split

CHEETAH NET SUPPLY CHAIN SERVICE INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended
	September 30,
	2024	2023
Cash flows from operating activities:
Net (loss) income	$(3,037,102)	$170,715
Net cash provided by operating activities	601,526	2,871,734

Cash flows from investing activities:
Net cash used in investing activities	(2,970,912)	—

Cash flows from financing activities:
Net cash provided by (used in) financing activities	7,223,764	(2,225,246)

Net increase in cash	4,854,378	646,488
Cash, beginning of the period	432,998	58,381
Cash, end of the period	$5,287,376	$704,869

Cheetah Net Supply Chain Service Inc.

·(949)-418 7804 ·8707 Research Drive, Irvine, CA 92618